Exhibit 99.1

         CIPHERGEN REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER 2005

 SHARPENS BUSINESS FOCUS AND INTEGRATES DIVISIONS TO LEVERAGE QUEST DIAGNOSTICS
              ALLIANCE; GAIL S. PAGE PROMOTED TO PRESIDENT AND COO

     FREMONT, Calif., Aug. 8 /PRNewswire-FirstCall/ -- Ciphergen Biosystems, Inc. (Nasdaq: CIPH) today announced financial results for the second quarter ended June 30, 2005. Ciphergen's total revenue was $7.5 million in the second quarter of 2005 as compared to $8.3 million in the second quarter of 2004. Ciphergen's net loss was $9.0 million in the second quarter of 2005 as compared to $13.1 million in the second quarter of 2004.

     As of June 30, 2005, the Company's cash and investments were $23.5 million. Total long term debt totaled $28.4 million, of which $28.3 million was convertible debt. On July 22, Ciphergen entered into a strategic alliance with Quest Diagnostics whereby Quest Diagnostics made a $15 million equity investment in Ciphergen and has agreed to lend Ciphergen $10 million to fund certain development activities; this loan will be forgiven if certain milestones are made.

     The Company also announced an increased focus on its emerging proteomic biomarker-based clinical diagnostic business, for which a strategic alliance was recently formed with Quest Diagnostics. The Company believes that it has unique capabilities to discover proteomic biomarkers that can be translated into highly predictive research and clinical diagnostic assays that enable improved understanding of disease pathology, faster pharmacoproteomic-based drug development and the improvement of patient care.

     "The recently announced alliance with Quest Diagnostics is an important step towards translating our proprietary biomarker discovery and assay capabilities into commercial clinical diagnostic tests to address unmet medical needs and improve patient care," stated William E. Rich, CEO. "I am pleased to announce the promotion of Gail S. Page to President and COO. Under her leadership, we are integrating and streamlining our operating divisions to focus our resources on biomarker discovery partnerships with key academic and pharmaceutical customers to speed development of diagnostic and theranostic assays and better leverage the Quest alliance."

     Ciphergen also announced that it intends to focus its sales efforts on collaborative BDC service projects with key translational research customers in academia and pharma. The Company believes that this increased emphasis on project-scale, collaborative services will expedite the success of its customers with the technology, increase ProteinChip(R) product and service revenues, while also enabling the Company to reduce its operating expenses. In line with this strategy, a number of organizational changes were implemented at the Company, including steps to reduce headcount by approximately 20% by the fourth quarter. In addition Ciphergen is integrating its divisions into one organization and has promoted Gail S. Page to President and Chief Operating Officer of Ciphergen.

    Other Recent Highlights

     * Major presence at AACR Annual Meeting. At the American Association of Cancer Research (AACR) annual conference, there were a total of 44 studies presented that utilized Ciphergen's ProteinChip technology for biomarker discovery, validation, identification and assay development across a wide varieties of cancers and therapeutic strategies. At a special invited session, Dr. Judah Folkman of the Children's Hospital Boston presented results of work done in his laboratory and in collaboration with Ciphergen scientists using SELDI-TOF-MS, suggesting that proteomic analysis of circulating platelets can potentially be useful for early cancer diagnosis.

     * Promising results presented at AUA Annual Meeting. Dr. Daniel W. Chan and Dr. Zhen Zhang of the Johns Hopkins Medical School, working in collaboration with Ciphergen scientists, presented results at the American Urological Association Annual Meeting suggesting that two protein markers, in combination with PSA levels, may be useful in predicting risk of recurrence within five years of treatment.

     * Agreement signed with National Cancer Institute. In April, Ciphergen signed a material transfer agreement with the NCI Clinical Proteomics Reference Laboratory (CPRL) which allows CPRL to evaluate the ProteinChip System, Series 4000, arrays and software to study biomarker patterns indicative of ovarian cancer. The CPRL intends to test archived ovarian cancer samples on assays it has constructed on Ciphergen's platform.

     * Novel Approach Reported to Detect Cancer by Measuring Host Response Proteins. A Ciphergen study performed in collaboration with scientists at the Johns Hopkins University School of Medicine was published in the International Journal of Cancer which suggested a novel alternative to searching for highly specific classical markers coming directly from tumors. This approach utilizes SELDI-TOF-MS to detect and quantitatively assay for post-translationally modified proteins formed by the host response to the tumor.

     * Introduction of Deep Proteome(TM) Research Services. At the American Society of Mass Spectrometry Annual Meeting, Ciphergen announced the introduction of Deep Proteome Research Services through our Biomarker Discovery Center(R) (BDC) scientists, making proprietary Equalizer(TM) protein biomarker discovery technology available to scientists for the first time. Deep Proteome Research Services enable scientists to look at low abundance proteins in various biological samples and significantly improve their biomarker discovery power. These services are preferentially provided to Ciphergen's ProteinChip System customers and BDC collaboration partnerships.

     * Biomarker Research Collaboration with Bayer Pharmaceuticals. Ciphergen will analyze patient samples from one of Bayer's compounds in a Phase II clinical trial in cancer, with a goal of delivering to Bayer a biomarker assay that is predictive of drug response. This agreement expands Ciphergen's business initiative to form pharmacoproteomic collaborations with pharmaceutical companies to accelerate and streamline clinical development of new drugs through the identification of important biomarkers of drug response.

     * Patent Issuances. Ciphergen has had seven patents issue in the U.S. during the first half of 2005; of particular interest, one issued patent is directed to the detection of multiple diagnostic markers by SELDI-TOF-MS for the diagnosis of disease, and another is directed toward methods of using SELDI-TOF-MS to rapidly purify proteins for applications including protein identification. Ciphergen currently has 28 issued patents and 109 active patent families.

     * Other Management Changes. James S. Burns, President and CEO of EntreMed, Inc. has joined Ciphergen's Board of Directors. Mr. Burns brings to Ciphergen significant experience and accomplishments in both the pharmaceutical and laboratory products industries, particularly important to the Company's initiatives to further penetrate the pharmaceutical industry. Matthew Hogan, the Company's Chief Financial Officer, has informed the Company that he is considering pursuing potential alternative career opportunities in the investment management field. He currently remains as the Chief Financial Officer of the Company and has made no decision to leave the Company at this time. In addition, Michael Acosta recently joined Ciphergen as Vice President, Quality Assurance/Regulatory Affairs. Mr. Acosta has a long record of ensuring compliance with regulatory requirements and his primary initial focus at the Company will in the area of cGMP compliance to facilitate the Company's biomarker diagnostic development program.

     About Ciphergen
     Ciphergen is dedicated to the discovery of protein biomarkers and panels of biomarkers and their development into protein molecular diagnostic tests that improve patient care; and to providing collaborative R&D services through its Biomarker Discovery Center(R) laboratories for biomarker discovery for new diagnostic tests as well as pharmacoproteomic services for improved drug toxicology, efficacy and theranostic assays. Ciphergen develops, manufactures and markets a family of ProteinChip(R) Systems and services for clinical, research and process proteomics applications. ProteinChip Systems enable protein discovery, validation, identification and assay development to provide researchers with predictive, multi-marker assay capabilities and a better understanding of biological function at the protein level. Additional information about Ciphergen can be found at www.ciphergen.com.

     Safe Harbor Statement
     Note Regarding Forward-Looking Statements: This press release contains forward-looking statements. For purposes of the Private Securities Litigation Reform Act of 1995 (the "Act") Ciphergen disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such forward-looking statements include the discovery of proteomic biomarkers that can be translated into highly predictive research and clinical diagnostic assays that enable improved understanding of disease pathology, faster pharmacoproteomic-based drug development and the improvement of patient care; translating any proteomic biomarkers that may be discovered into highly predictive research and clinical diagnostic assays; increasing the emphasis on project-scale, collaborative services will expedite the success of our customers with our technology, increase ProteinChip product and service revenues, while also enabling the Company to reduce its operating expenses; commencement of discovery projects using our Deep Proteome products and their ability to detect low abundant proteins; the potential for our ProteinChip technology to yield useful protein biomarkers; and our goals of delivering to Bayer a biomarker assay that is predictive of drug response. Actual results may differ materially from those projected in such forward-looking statements due to various factors, including the risk that our ProteinChip technology is unable to discover, validate and/or develop protein biomarkers as diagnostic or toxicology assays; the risk that we do not achieve clinical diagnostic launch milestones due to a failure to validate the performance of potential clinical assays in larger studies, an inability to translate research assays into highly reproducible commercially acceptable assays, a failure to achieve cGMP status and other factors; the risk that pharmaceutical companies will not expand their use of our products and services; the risk that we do not successfully launch our new product introductions and that such new products do not receive market acceptance or generate revenue at a rare or in the amounts we anticipate; and the risk that we are unable to protect and promote our proprietary technologies. Investors should consult Ciphergen's filings with the Securities and Exchange Commission, including its Form 10-Q dated May 10, 2005, for further information regarding these and other risks of the Company's business.

     NOTE: Ciphergen, ProteinChip and Biomarker Discovery Center are registered trademarks of Ciphergen Biosystems, Inc.

                           Ciphergen Biosystems, Inc.
            Unaudited Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)

                                            Three Months Ended           Six Months Ended
                                                  June 30,                    June 30,
                                         ------------------------    ------------------------
                                            2004          2005          2004          2005
                                         ----------    ----------    ----------    ----------
Revenue                                  $    8,336    $    7,493    $   21,588    $   14,141

Cost of revenue                               4,300         3,783         8,270         6,918

Gross profit                                  4,036         3,710        13,318         7,223

Operating expenses:
  Research and development                    5,535         3,626        11,292         7,133
  Sales and marketing                         7,361         4,792        13,297        10,065
  General and administrative                  3,554         3,742         7,229         7,246
     Total operating expenses                16,450        12,160        31,818        24,444

Loss from operations                        (12,414)       (8,450)      (18,500)      (17,221)

Interest and other income
 (expense), net                                (442)         (535)         (969)         (946)

Loss from continuing operations
 before income taxes                        (12,856)       (8,985)      (19,469)      (18,167)

Income tax provision (benefit)
 for continuing operations                      140           (11)          192           139

Net loss from continuing
 operations                                 (12,996)       (8,974)      (19,661)      (18,306)

Loss from discontinued
 operations, net of tax (1)                    (146)          (67)         (962)          (67)

Net loss                                 $  (13,142)   $   (9,041)   $  (20,623)   $  (18,373)

Basic and diluted loss
 per share information:

  Loss from continuing operations        $    (0.45)   $    (0.31)   $    (0.68)   $    (0.62)
  Loss from discontinued operations           (0.00)        (0.00)        (0.03)        (0.00)
    Net loss                             $    (0.45)   $    (0.31)   $    (0.71)   $    (0.62)

Shares used in computing basic
 and diluted loss per share                  29,205        29,575        29,121        29,524

(1) Amounts attributable to our BioSepra business, which was sold on November 30, 2004, have been reclassified to loss from discontinued operations.

                           Ciphergen Biosystems, Inc.
                 Unaudited Condensed Consolidated Balance Sheets
                                 (in thousands)

                                                December 31,    June 30,
                                                  2004 (1)        2005
                                                -----------   -----------
ASSETS
Current assets:
  Cash and cash equivalents                     $    35,392   $    21,256
  Short term investments                              2,175         2,206
  Accounts receivable, net                           10,811         6,746
  Notes receivable from related parties                 126            12
  Prepaid expenses and other current assets           1,847         1,462
  Inventories                                         6,919         6,542
    Total current assets                             57,270        38,224

Property, plant and equipment, net                    9,315         8,216
Goodwill                                              2,529         2,529
Other intangible assets, net                          3,040         2,760
Other long term assets                                2,223         2,056
    Total assets                                $    74,377   $    53,785

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $     3,369   $     3,593
  Accrued liabilities                                 7,499         6,197
  Current portion of deferred revenue                 5,529         4,865
  Current portion of capital lease
   obligations                                           16            26
  Current portion of long term debt                     925           740
    Total current liabilities                        17,338        15,421

Deferred revenue, net of current portion                855           676
Capital lease obligations, net of
 current portion                                         28            50
Long term debt, net of current portion                  377            --
Convertible senior notes, net of discount            28,051        28,317
Other long term liabilities                           1,013           756
    Total liabilities                                47,662        45,220

Stockholders' equity:
  Common stock                                           29            30
  Additional paid in capital                        187,133       187,334
  Notes receivable from stockholders                   (349)          (36)
  Accumulated other comprehensive
   income (loss)                                        263           (29)
  Accumulated deficit                              (160,361)     (178,734)
    Total stockholders' equity                       26,715         8,565
    Total liabilities and
     stockholders' equity                       $    74,377   $    53,785

(1) The condensed consolidated balance sheet at December 31, 2004 has been derived from the audited consolidated financial statements at that date included in the Company's Form 10-K for the fiscal year ended December 31, 2004.

SOURCE  Ciphergen Biosystems, Inc.
    -0-                             08/08/2005
    /CONTACT: Sue Carruthers, Investor Relations of Ciphergen Biosystems, Inc., +1-510-505 2297/
    /Web site:  http://www.ciphergen.com /